EXHIBIT 8.1

Mayer Brown LLP

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www.mayerbrown.com

August 27, 2014

Nissan Auto Leasing LLC II

Nissan-Infiniti LT

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Auto Leasing LLC II
Nissan-Infiniti LT
Registration Statement on Form S-3
Registration No. 333-195774

Ladies and Gentlemen:

We have acted as special federal tax counsel to Nissan Auto Leasing LLC II (the “Company”), a Delaware limited liability company, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”) and Asset-Backed Certificates (the “Certificates”). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a common law trust or a statutory trust (each, an “Issuing Entity”) formed by the Company pursuant to a trust agreement (“Trust Agreement”) between the Company and a trustee. Each series of Notes will be issued pursuant to an indenture (each, an “Indenture”) between the related Issuing Entity and an indenture trustee and the Certificates will be issued pursuant to a Trust Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto) and the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto). In addition, we have assumed that the Underwriting Agreement, Indenture and Amended and Restated Trust Agreement with respect to each series is executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under such document in fact occur in accordance with the terms thereof.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT

August 27, 2014

Based on the foregoing, we hereby confirm and adopt the opinions set forth in the Prospectus and in the form of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary—Tax Status” and “Material Federal Income Tax Consequences” (as modified by the statements, if any, set forth under those same headings in the Prospectus Supplement).

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Mayer Brown LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP